SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
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Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|X|   Definitive Additional Materials

|_|   Soliciting Material under Rule 14a-12

                               Baron Capital Trust
               Name of the Registrant as Specified In Its Charter


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:


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      2.    Aggregate number of securities to which transaction applies:


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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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      4.    Proposed maximum aggregate value of transaction:


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

      5.    Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:


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

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                               BARON CAPITAL TRUST
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                (863) 853-2882 (Telephone)/ (863) 853-2655 (Fax)
--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held February 25, 2004

To the Shareholders:

      Notice is hereby given of the Special Meeting of Shareholders of Baron Capital Trust (the "Trust"). The meeting will be held on Wednesday, February 25, 2004 at 10:00 a.m. (local time) at the offices of the Trust located at 3570 U.S. Highway 98 North, Lakeland, Florida, subject to any adjournments thereof (the "Meeting"), to consider and take action on a proposal to elect three Trustees to serve on the Trust's Board of Trustees.

      This Meeting is required because a quorum was not obtained for the Annual Meeting of Shareholders of the Trust originally scheduled for July 17, 2003 at the Kissimmee Utility Authority in Kissimmee, Florida. Under the Trust's Declaration of Trust, its governing document, holders of at least one-third of the outstanding Common Shares of the Trust must attend a Shareholder meeting in person or by proxy in order to constitute a quorum for the transaction of business at the meeting. Since a quorum was not present at the originally scheduled meeting, the Trust was not able to transact any business at that meeting.

      A proposal to elect three Trustees to serve on the Trust's Board of Trustees was presented in the notice for the originally scheduled meeting. The three Trustee nominees included the two current Independent Trustees of the Trust, James H. Bownas and Peter M. Dickson, and the other current Trustee, Jerome S. Rydell. Mr. Bownas and Mr. Dickson have elected not to be nominated for reelection as Trustees at this Special Meeting, and two new nominees have been nominated for election as Independent Trustees in their place. Mr. Rydell has been nominated for reelection as a Trustee at this Special Meeting. The other proposals that were presented to Shareholders at the originally scheduled meeting will not be presented at this Special Meeting. The Board will determine whether those proposals will be presented to Shareholders at the 2004 Annual Meeting of Shareholders.

      PLEASE NOTE THAT SHAREHOLDERS WHO VOTED IN PERSON OR BY PROXY AT THE JULY 17, 2003 MEETING ARE REQUIRED TO VOTE AGAIN AT THIS MEETING IN PERSON OR BY PROXY IF THEY WISH TO PARTICIPATE.

      Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may come before the Meeting or any adjournments thereof. As of the date of mailing, the management of the Trust is not aware of any other matters that may come before the Meeting.

      WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                            THE TRUSTEES OF BARON CAPITAL TRUST:


                                            /s/ James H. Bownas
                                                ------------------------------
                                                James H. Bownas

                                            /s/ Peter M. Dickson
                                                ------------------------------
                                                Peter M. Dickson

                                            /s/ Jerome S. Rydell
                                                ------------------------------
                                                Jerome S. Rydell

Lakeland, Florida
February 5, 2004

                             YOUR VOTE IS IMPORTANT

                        NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card and then date and sign the card and return it in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposal. In order to avoid the additional expense and delay of further solicitation, we ask your cooperation in mailing your proxy card promptly so that a quorum may be ensured. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, such proxy cards cannot be voted.

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                               BARON CAPITAL TRUST
                           3570 U.S. Highway 98 North
                             Lakeland, Florida 33809
                (863) 853-2882 (Telephone)/ (863) 853-2655 (Fax)
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                                 PROXY STATEMENT

      This Proxy Statement is furnished to holders ("Shareholders") of common shares of beneficial interest ("Common Shares" or "Shares") in Baron Capital Trust (the "Trust"), a Delaware business trust, in connection with the solicitation by the Board of Trustees of the Trust (the "Board of Trustees") of proxies to be used at the Special Meeting of Shareholders. The meeting will be held on February 25, 2004 at 10:00 a.m. local time, at the offices of the Trust located at 3570 U.S. Highway 98 North, Lakeland, Florida 33809, subject to any adjournments thereof (the "Meeting").

      At the Meeting, Shareholders will be asked to consider and vote upon the election of three Trustees to serve on the Board of Trustees. This Meeting is required because a quorum was not obtained for the Annual Meeting of Shareholders of the Trust originally scheduled for July 17, 2003 at the Kissimmee Utility Authority in Kissimmee, Florida. Under the Trust's Declaration of Trust, its governing document, holders of at least one-third of the outstanding Common Shares of the Trust must attend a Shareholder meeting in person or by proxy in order to constitute a quorum for the transaction of business at the meeting. Since a quorum was not present at the originally scheduled meeting, the Trust was not able to transact any business at that meeting.

      A proposal to elect three Trustees to serve on the Trust's Board of Trustees was presented in the notice for the originally scheduled meeting. The three Trustee nominees included the two current Independent Trustees of the Trust, James H. Bownas and Peter M. Dickson, and the other current Trustee, Jerome S. Rydell. Mr. Bownas and Mr. Dickson have elected not to be nominated for reelection as Trustees at this Special Meeting, and two new nominees have been nominated for election as Independent Trustees in their place. Mr. Rydell has been nominated for reelection as a Trustee at this Special Meeting. The other proposals that were presented to Shareholders at the originally scheduled meeting will not be presented at this Special Meeting. The Board will determine whether those proposals will be presented to Shareholders at the 2004 Annual Meeting of Shareholders.

      This Proxy Statement and the form of proxy were first sent out to Shareholders on or about February 5, 2004.

      PLEASE NOTE THAT SHAREHOLDERS WHO VOTED IN PERSON OR BY PROXY AT THE JULY 17, 2003 MEETING ARE REQUIRED TO VOTE AGAIN AT THIS MEETING IN PERSON OR BY PROXY IF THEY WISH TO PARTICIPATE.

--------------------------------------------------------------------------------
                         PROPOSAL: ELECTION OF TRUSTEES
--------------------------------------------------------------------------------

      The Board of Trustees has nominated three individuals for election by the Shareholders to serve on the Board. Two individuals have been nominated for the position of Independent Trustees, and a third individual has been nominated to serve on the other seat on the Board of Trustees. One of the nominees, Jerome S. Rydell, currently serves on the Board. The Trust is required to have at least two Independent Trustees, and the Independent Trustees must constitute a majority of the Board of Trustees. Pursuant to the terms of the Declaration of Trust of the Trust, Trustees are chosen for a term of one year provided that the term of office terminates in the event of resignation, death, or other incapacity to serve or removal.

      Unless otherwise indicated, signed proxies will be voted in favor of each of the three nominees proposed for election to the Board of Trustees.

      The Board of Trustees recommends that Shareholders vote "FOR" each of the three nominees being proposed.

      The Board of Trustees knows of no reason why any of these nominees will be unable to serve; but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Trustees may recommend.

      The following table sets forth certain information concerning the individuals nominated for election to serve as Trustees.

                                                                                                             Common
                                                                                                             Shares      Percent of
                                                                                                  Current  Beneficially     Common
                      Age       Principal Occupation During Past Five Years             Trustee    Term       Owned         Shares
  Name of Nominee      1/                 and Public Directorships                       Since    Expires       1/       Outstanding

James S. Duberstein   69  Owner, Duberstein Investment. Mr. Duberstein has been           N/A       N/A         --            N/A
(Nominee for              involved in all aspects of the real estate business for over
Independent Trustee)      40 years as a broker, owner, consultant and manager with a great deal of experience with income producing property. He resides in Dayton, Ohio. He has extensive national
                          experience in the real estate area. He attended the Wharton
                          School at the University of Pennsylvania and graduated from
                          The Ohio State University. He completed the requirements to be an MAI appraiser and has had many other post-graduate
                          courses in the real estate area.

Robert S. Hobbs       70  Independent Mortgage Broker/Consultant from 1993 to present.     N/A       N/A         --           N/A
(Nominee for              Mr. Hobbs acts as a consultant with regard to investment
Independent Trustee)      property and low income housing in both Ann Arbor, Michigan and Dallas, Texas. He earned both a BBA and an MBA from the
                          University of Michigan in the areas of Accounting, Economics and Finance. Mr. Hobbs resides in Michigan. He has over 31 years of experience in the area of income producing real
                          estate and was formerly the Vice Chairman and CFO of Hall
                          Financial Group, Inc., a national real estate tax shelter
                          syndicator / developer.

Jerome S. Rydell      58  President, a director and a beneficial owner of Sigma           2001     2/2004     97,450 2/       9.9%
(Nominee for              Financial Corporation ("Sigma"), a NASD registered
Trustee)                  broker-dealer that acted as the underwriter of the Trust's public Cash Offering that ended in May 2000 and participated in the Exchange Offering of the Trust's affiliate, Baron
                          Capital Properties, L.P. (the "Operating Partnership")
                          completed in April 2000. Mr. Rydell is also President and
                          sole director and beneficial owner of S.P.C. (formerly named
                          Sigma Planning Corporation), a registered investment advisor and a subsidiary of Sigma. Sigma was formed in 1983 and
                          currently is licensed in 48 states. Its main office is
                          located in Ann Arbor, Michigan and its 48-member staff
                          supports more than 500 registered representatives. Both
                          Sigma and Sigma Planning Corporation are registered with the
                          Securities and Exchange Commission.

                          Mr. Rydell also controls Sigma Renaissance Corporation
                          ("Sigma Renaissance"), which controls certain real estate
                          investment programs that as of December 31, 2003 are owed a total of approximately $2,199,682 ($1,448,851 of principal and $750,831 of accrued and unpaid interest) for
                          subordinated mortgage loans made to certain partnerships
                          acquired by the Operating Partnership ("Exchange
                          Partnerships") in the Exchange Offering. Sigma originally
                          sponsored two of the creditor programs. Affiliates of
                          Gregory K. McGrath (a founder and former Chief Executive
                          Officer of the Trust and the Operating Partnership)
                          originally sponsored the other creditor programs, and in
                          September 2001 he caused his affiliates to assign all their interests in such programs and other real estate investment programs to Sigma Renaissance. As described in "Related
                          Transactions" below, the loans are currently in default, and the parties have agreed in principle to terms as to
                          repayment of approximately $148,555 of principal and $85,213 accrued interest and will continue to negotiate repayment
                          terms for the balance of the debt.

                          Mr. Rydell and other affiliates have also sponsored a number of securities offerings in both real estate and radio
                          stations. In addition, other affiliated companies currently manage real estate assets comprised of 1,500 residential
                          sites and $22 million of land contracts and mortgages in the metropolitan Detroit area. See also "Related Transactions"
                          below.

All Trustees, Trustee                                                                                         97,450 2/       9.9%
nominees and Executive
Officers as a Group (7)

1/    As of February 1, 2004.

2/ Mr. Rydell is shown as the beneficial owner of such Common Shares by virtue of his ownership of Sigma, which earned such shares as commissions in connection with the Exchange Offering. Sigma intends to distribute the shares to shareholders of the Trust and unitholders of the Operating Partnership who originally acquired their investments in the Trust and the Operating Partnership as Sigma clients. In connection with the expected settlement between Sigma Renaissance and certain limited partnership subsidiaries of the Operating Partnership that owe subordinated debt to affiliates of Sigma Renaissance, it is anticipated that the Trust will issue Common Shares in an amount currently expected to be in the range of approximately 200,000-250,000 shares (depending on the estimated net asset value of the Operating Partnership's properties to be determined based on independent estimates to be provided by a national independent real estate brokerage and consulting company) in payment of accrued and unpaid interest thereon. See "Related Transactions" below.

Committees and Meetings of Trustees

      In 2002 and 2003, the Board of Trustees held 10 and 12 meetings, respectively, and took several actions by written consent. The Board of Trustees acts as the Nominating Committee, and the Independent Trustees act as the Audit Committee and the Compensation Committee. There are no other committees of the Board of Trustees. In 2002, each of the Audit Committee, the Compensation Committee and the Nominating Committee held one meeting. In 2003, the Audit Committee held three meetings, and the Compensation Committee and the Nominating Committee each held one meeting.

Audit Committee

      The Audit Committee of the Board of Trustees includes the following report in this Proxy Statement:

      The Audit Committee met by telephone conference on April 14, 2003 during which it: (i) reviewed and discussed the Trust's audited financial statements with management; (ii) discussed with KPMG LLP, the Trust's independent auditors, the matters required to be discussed by auditing standard SAS 61; (iii) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence; and (iv) based on the review and discussions referred to above in this report, recommended to the Board of Trustees that the Trust's audited financial statements be included in the Trust's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

      June 24, 2003                                 Respectfully submitted,


                                                    The Audit Committee

      The members of the Audit Committee of the Board of Trustees are the Independent Trustees of the Trust, James H. Bownas and Peter M. Dickson. The Board of Trustees has not adopted a written charter for the Audit Committee.

Compensation Committee

      The Compensation Committee of the Board of Trustees includes the following report in this Proxy Statement:

      The Compensation Committee met by telephone conference, with Jerry Rydell also participating by phone, to consider the compensation of CEO Robert Astorino for the year ended December 31, 2003. The Committee determined not to adopt fixed criteria for setting compensation levels, on the grounds that the Trust's financial status was too fluid, and that more subjective evaluation was called for. Upon further discussion, the Committee identified and considered the following factors:

            o We obtained a survey of member firms conducted by NAREIT for 2002, to determine the level at which CEOs of other companies in the industry were being compensated.

            o We concluded that Baron was not financially capable of matching the salaries offered by even the lowest quartile of responding NAREIT members.

            o We reviewed the written employment offer that had been made to Mr. Astorino to induce him to join Baron (although this offer was made by an entity other than the Trust, Mr. Astorino has assured the Committee that it was made on behalf of Mr. McGrath and the Trust by a predecessor entity).

            o We reviewed the historical compensation paid by the Trust to Mr. Astorino, and considered both the significant increase in funds from operations generated over the course of his administration (from negative to positive), as a factor warranting an increase, and Mr. Rydell's recollection that Mr. Astorino had agreed to take a 20% salary reduction in connection with his outside consulting services to Sigma Renaissance, as a factor warranting a decrease.

            o We concluded that a success bonus based on increasing the Trust's funds from operations would both incentivize the result we desired for shareholders and provide a source of payment for any success bonus.

            o We recognized that Mr. Astorino had worked very hard to achieve the surrender by Mr. McGrath of "founder's shares" to the Trust, even though Mr. Astorino held a personal stake in those shares, having received a warrant from Mr. McGrath, personally. Accordingly, we concluded that making shares available to Mr. Astorino as part of his compensation was both morally correct and likely to align his economic interests more fully with those of our shareholders.

            o We took into account the fact that Mr. Astorino was about to engage in discussions with Andrew Jubelt and others which could lead to an acquisition of the Trust, and that any such acquisition could place the longevity of Mr. Astorino's employment in jeopardy, whereas we wanted him to focus on the best results for shareholders.

      Based upon all of these considerations, we proposed employment terms to Mr. Astorino consisting of a fixed salary, an incentive bonus, participation in the Trust's share ownership program (if ratified by the shareholders) and a "golden parachute" benefit upon the termination of his employment within one year after a change in control of the Trust.

           June 24, 2003                            Respectfully submitted,

                                                    The Compensation Committee

      As described below at "Recent Events," Mr. Astorino resigned from the Trust and the Operating Partnership effective February 1, 2004. He received his fixed salary for services performed in 2003 and January 2004, and did not receive any additional compensation, bonus or severance payment.

      The members of the Compensation Committee of the Board of Trustees are the Independent Trustees of the Trust, James H. Bownas and Peter M. Dickson.

Trustee and Executive Officer Compensation

      Compensation of Trustees. Each Trustee is entitled to be paid an annual fee of $6,000 for serving in such capacity. For each of the years ended December 31, 2002 and 2003, each of the Trustees earned and was paid $6,000. All Trustees are entitled to be reimbursed for all reasonable expenses incurred by them in their capacity as a Trustee.

      Executive Officer Compensation. The following table sets forth the cash and non-cash compensation awarded to or earned by the former Chief Executive Officer of the Trust and each other executive officer of the Trust or person performing a similar policy making function with respect to the Trust or the Operating Partnership that earned a salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2002. No other executive officer had a salary and bonus in excess of $100,000 during this period for services rendered in all capacities to the Trust and the Operating Partnership.

                               Annual Compensation

                                                                          Long Term     All Other
Name and Principal Position               Year     Salary     Bonus     Compensation   Compensation
---------------------------               ----     ------     -----     ------------   ------------
Robert L. Astorino, former Chief         2003     $178,865         --         --              --
Executive Officer - Trust and            2002     $192,500         --         --              --
Operating Partnership  1/                2001     $173,356    $60,000         --          $7,385 2/
                                         2000     $149,899         --         --          $9,600 2/

Mark L. Wilson, former Chief             2003     $ 24,873         --         --              --
Financial Officer - Trust and            2002     $101,725         --         --              --
Operating Partnership  3/                2001     $111,382    $40,000         --          $6,575 2/
                                         2000     $ 72,729         --         --          $9,791 2/

----------
1/ Mr. Astorino resigned from the Trust and the Operating Partnership effective February 1, 2004. See "Recent Events" below.

2/    Company automobile allowance.

3/    Mr. Wilson resigned from the Trust and the Operating Partnership in March
      2003.

Related Transactions

      Described below are certain transactions involving Jerome S. Rydell (a Trustee of the Trust who has been nominated for reelection to serve an additional term as a Trustee on the Board of Trustees), the Trust, the Operating Partnership, affiliates of the Trust and the Operating Partnership, and affiliates of Gregory K. McGrath, a founder and the former Chief Executive Officer of the Trust and the Operating Partnership.

      1. Mr. Rydell is the President, a director and a beneficial owner of Sigma Financial Corporation ("Sigma"), a registered securities broker-dealer. Sigma served as the underwriter in the sale of the Trust's Common Shares in its best-efforts public Cash Offering that ended in May 2000. Sigma earned approximately $560,000 in commissions for sales it completed in the offering. Sigma allocated a portion of the cash commissions to its registered representatives.

      2. Sigma also participated in the Operating Partnership's Exchange Offering completed in April 2000. In exchange for its services during the offering, Sigma earned 97,450 Common Shares as commissions. Sigma intends to distribute the shares to shareholders of the Trust and unitholders of the Operating Partnership who originally acquired their investments in the Trust and the Operating Partnership as Sigma clients.

      3. Sigma has also participated as a broker-dealer in numerous private offerings by investment programs (including the Exchange Partnerships acquired by the Operating Partnership in the Exchange Offering and WaKul, Inc.) sponsored and managed by Mr. McGrath or his affiliates. Sigma, Mr. Rydell and certain of Sigma's registered representatives are owed more than $100,000 in respect of those programs for outstanding commissions, offering fees, reimbursable expenses and advances.

      4. During 1998 and 1999, the Operating Partnership acquired a 40% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership") from an affiliate of Mr. McGrath for a purchase price of $1,285,000. The purchase price was funded with a portion of the net proceeds of the Trust's Cash Offering. The Alexandria Partnership formerly owned record title to a residential apartment property under development in Alexandria, Kentucky referred to as Alexandria Apartments. In 2000, the Operating Partnership wrote off its investment in the Alexandria Partnership due to the defaults on indebtedness, recurring losses incurred by the property, contingent liabilities under an equipment lease, a partners' deficiency, and an updated appraisal that valued the property at an amount less than the total liabilities owed.

      In September 2001, Mr. McGrath caused his affiliate to assign the remaining 60% limited partnership interest in the Alexandria Partnership and certain other property interests to Sigma Renaissance Corporation ("Sigma Renaissance"), a Michigan corporation controlled by Jerome S. Rydell, a member of the Board of Trustees of the Trust. Sigma Renaissance was formed by Mr. Rydell to act on behalf of the Alexandria Partnership and the other partnerships owning the assigned property interests. Sigma Renaissance also became the managing general partner of the Alexandria Partnership and the other partnerships. In 2002, Sigma Renaissance and the Trust caused the Alexandria Partnership to file for bankruptcy protection. The lender, however, was successful in lifting the automatic stay in the bankruptcy proceeding. As a result, in the second quarter of 2002, the bankruptcy proceeding was dismissed and the lender foreclosed on the property and sold it.

      In September 2001, Sigma Renaissance required Mr. McGrath and his affiliates to make assignments to Sigma Renaissance of limited partnership interests and general partnership interests in specified limited partnerships as described above and below in this "Related Transactions" section following the discovery of improper conduct by Mr. McGrath and his affiliates that detrimentally affected the limited partnerships and the original investments made by their limited partners. Mr. Rydell caused Sigma Renaissance to take control of the affected limited partnerships in order to maximize their operations and the returns to the limited partners from their original investments.

      5. Sigma Renaissance also controls certain real estate investment partnerships that as of December 31, 2003 were owed a total of approximately $2,199,682 (comprised of approximately $1,448,851 of principal and $750,831 of accrued and unpaid interest) on second mortgage loans made to certain limited partnerships acquired by the Operating Partnership in connection with the Exchange Offering. Affiliates of Sigma Renaissance originally sponsored two of the creditor programs. Affiliates of Mr. McGrath originally sponsored the other creditor programs. In September 2001, Mr. McGrath caused his affiliates to assign all their general partnership interests in such programs to Sigma Renaissance. The limited partners in all the creditor programs retained their original limited partnership interests in such programs. The loans are currently in default, and, by letter dated October 14, 2003, Sigma Renaissance, on behalf of the creditor programs, notified the Trust's counsel that they were exercising their rights to accelerate payment of the entire principal amount of the loans and accrued and unpaid interest thereon. Subsequently, Sigma Renaissance, on behalf of the creditor programs, and the debtor programs agreed in principle as to terms of repayment of approximately $148,555 of principal and $85,213 of accrued and unpaid interest thereon. The other creditor programs and debtor programs will continue to attempt to negotiate terms and conditions of a mutually acceptable restructuring of the remaining debt.

      6. Sigma is also participating in the private offering sale of units of limited partnership interest in Baron Lakeside Construction Fund, L.P. ("Baron Lakeside") and Baron SABH Construction Fund, L.P. ("Baron SABH"). As of the date of this Proxy Statement, the two partnerships, sponsored and formerly managed by affiliates of Mr. McGrath (and now managed by Sigma Renaissance), have raised approximately $2,211,530 out of a total maximum of $4,150,000. In September 2001, Mr. McGrath assigned all of the outstanding interests in the two partnerships and their corporate general partners to Sigma Renaissance. See also the third paragraph of item 4 above in this "Related Transactions" section.

      The net proceeds of these offerings will be used to make loans to owner/developers of residential condominium and apartment development properties to enable them to pay down first mortgage indebtedness secured by such properties and to cover outstanding payables owed to general contractors and other vendors of the projects, construction completion expenses, interest payments prior to repayment of the loans, working capital, and/or certain administrative expenses. The owner/developers of the properties to be developed were formerly controlled and managed by affiliates of Mr. McGrath. In September 2001, Mr. McGrath assigned all of the outstanding interests in the affiliates to Sigma Renaissance.

      Following their completion, the development properties will be listed for sale, and the new development loans and prior development loans made by other investment limited partnerships sponsored and formerly managed by affiliates of Mr. McGrath (and now managed by Sigma Renaissance) to owner/developers formerly controlled by Mr. McGrath will be repaid out of any net proceeds from any such sales and sales of certain other interests formerly beneficially owned by Mr. McGrath in other properties.

      Sigma Renaissance has significant authority in respect of the funding of construction completion requests from owner/developers; the sale of properties to be developed; the management of entities involved in the transactions contemplated in the two offerings; and distributions to limited partners of Baron Lakeside and Baron SABH. In exchange for a construction fee, Sigma Renaissance will also supervise construction and serve as the onsite construction manager for the completion of development and construction on the unfinished development properties to be completed with the proceeds of the new development loans. Mr. Rydell serves as the manager of Sigma Renaissance.

      The roles of Mr. Rydell, Sigma and Sigma Renaissance in the Baron Lakeside and Baron SABH transactions are designed: (i) to mitigate conflicts of interest which affect Mr. McGrath due to his role as a former affiliate of Baron Lakeside, Baron SABH, owner/developers which borrow development funds and prior borrower and lender partnerships sponsored by Mr. McGrath and (ii) to provide for repayment of the new and prior development loans prior to the distribution of any net profits or any other payments to Mr. McGrath or any affiliates beneficially owned entirely by him attributable to the development properties.

      7. One of the limited partnership owners/developers assigned by affiliates of Mr. McGrath to Sigma Renaissance in September 2001, Sycamore Real Estate Development, L.P. (the "Sycamore Partnership"), owes a total of approximately $887,028 of second mortgage indebtedness (comprised of approximately $550,500 of principal and $336,528 of accrued and unpaid interest) as of December 31, 2003 to three Exchange Partnerships acquired by the Operating Partnership in the Exchange Offering. The Sycamore Partnership owns a residential condominium property under development in Cincinnati, Ohio. All 26 units in Phase I of the project have been completed and 25 of them have been sold. Phase II of the property is comprised of 20 acres of undeveloped land. The loan matured in December 2003 and requires quarterly interest payments only until maturity. No interest payments have been made as of the date of this Proxy Statement. In November 2001, the Sycamore Partnership defaulted on the first mortgage loan secured by the property, and the first mortgage lender accelerated the loan. In September 2002, Mr. Rydell or an affiliate acquired the first mortgage loan from the lender. See also the third paragraph of item 4 above in this "Related Transactions" section.

      8. Another limited partnership owner/developer assigned by affiliates of Mr. McGrath to Sigma Renaissance in September 2001, Independence Real Estate Development, Ltd. (the "Independence Partnership"), was indebted to the Operating Partnership for a total of approximately $150,000 for property management fees for services performed, for advances made by the Operating Partnership and for inter-company loans made among properties prior to such assignment. The Independence Partnership defaulted on its first mortgage loan and the lender foreclosed on the property in May 2003. See also the third paragraph of item 4 above in this "Related Transactions" section.

      See also Items 9-12 of Part III of the Trust's 2002 Annual Report on Form 10-KSB, which has been filed with the Securities and Exchange Commission and which was delivered to the Trust's shareholders together with the proxy statement for the 2003 Annual Meeting of Shareholders originally scheduled for July 17, 2003.

Recent Events

      Effective February 1, 2004, all 24 real estate limited partnerships affiliated with third parties terminated their property management agreements with Barcap Realty Services Group, Inc. ("Barcap"), the taxable REIT subsidiary of the Trust. Prior to the termination, Barcap managed 24 residential apartment properties comprised of 1,746 units for the partnerships in exchange for a property management fee. Seventeen of the properties are controlled by affiliates of Styles Holdings II, Inc., a Florida corporation controlled by Paul
C. Steinfurth. Prior to the termination, the Trust managed 24 properties (comprised of 1,412 residential apartment units) for limited partnership subsidiaries of Baron Capital Properties, L.P. (the Trust's operating partnership (the "Operating Partnership")) that own record title to or subordinated debt interests in such properties. (The Trust, the Operating Partnership and Barcap are collectively referred to hereinafter as the "Company.")

      Also effective February 1, 2004, Robert L. Astorino resigned as Chief Executive Officer of the Trust and the Operating Partnership to operate his own property management company and to pursue other business interests. Mr. Astorino's company, St. Armands Partners, L.L.C. ("SAP"), a Florida limited liability company, has taken over property management operations for all of the third party-owned properties previously managed by Barcap. In addition, during a transition period of up to 90 days, SAP will manage the properties in which subsidiaries of the Operating Partnership own equity or subordinated debt interests. SAP will be compensated for its property management services. Four additional employees of the Company have resigned to join Mr. Astorino's company, including all three of the Company's area property managers and the executive assistant responsible for supervising payroll and benefits.

      During the transition period, the Board of Trustees of the Trust and remaining management members will manage the Company's day-to-day business, Jerome S. Rydell will serve as interim Chief Executive Officer of the Trust, and the Board will appoint a new Chief Executive Officer and determine whether the Company will self manage its properties or outsource property management operations to SAP or one or more other qualified property management companies.

      In 2003, the management of properties for third party owners accounted for approximately $500,000 of revenue for the Company, and was expected to exceed that amount in 2004. The loss of the third party property management revenue is expected to have a material adverse effect on the short-term financial condition of the Company. However, management currently believes that the Company may be able to realize significant cost savings over time with no material adverse effect on property operations.

      The Trust and the Operating Partnership have not yet filed their Form 10-QSB's for the three-month period ended September 30, 2003, which were due on November 14, 2003, but they expect to do so in February 2004.

      In November 2003, Gregory K. McGrath (the founder and former Chief Executive Officer of the Trust and the Operating Partnership), the Trust and the Operating Partnership entered into an agreement under which Mr. McGrath agreed to make payments to the Operating Partnership over a 10-year period in settlement of certain claims involving alleged misconduct in respect of certain properties acquired by the Trust and the Operating Partnership. The Trust and the Operating Partnership will report further details on the settlement following the preparation and execution of the underlying documentation.

--------------------------------------------------------------------------------
                       INFORMATION CONCERNING THE MEETING
--------------------------------------------------------------------------------

Record Date; Vote Required; Share Information

      The Board of Trustees has fixed the close of business on February 2, 2004 (the "Record Date") as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. The affirmative vote of a majority of the Common Shares of the Trust present in person or by proxy at the Meeting is required to elect Trustees.

      At the close of business on the Record Date, there were 983,327 Common Shares of the Trust issued and outstanding. The presence in person or by proxy of the holders of at least one-third (327,776 shares) of the outstanding Common Shares of the Trust constitutes a quorum for the transaction of business at the Meeting. To the knowledge of the Trustees, as of the Record Date, no person owned of record or beneficially more than 10% of the outstanding shares of the Trust. See "Related Transactions" above.

      In the event a quorum does not exist on the date originally scheduled for the Meeting, or, subject to approval of the Trustees, for other reasons, one or more adjournments of the Meeting may be sought by the Trustees. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the Common Shares present at such Meeting (or any adjournment thereof) in person or by proxy.

      The person named as proxy will vote all Common Shares represented by proxies, and where a Shareholder specifies on the form of proxy a choice with respect to any matter to be acted upon, the person named as proxy will vote the Common Shares in accordance with the specification so made. All proxies as to which no instruction is given will be voted in favor of the proposals specified in this Proxy Statement.

Voting and Revocability of Proxies

      Shareholders who execute proxies retain the right to revoke them at any time prior to the Meeting. Unless so revoked, the Common Shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Trust at the address of the Trust shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. Proxies solicited by the Board of Trustees will be voted in accordance with the instructions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Meeting or any adjournment thereof. The proxy confers discretionary authority on the person named therein to vote with respect to the election of any person as a Trustee should the nominee be unable to serve, or for good cause, will not serve; matters incident to the conduct of the meeting; and other proposals for which management did not have notice a reasonable time prior to mailing its proxy materials to Shareholders. As of the date of mailing, the Board of Trustees received no notice that any other matters may come before the Meeting.

      Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may, as record holders, vote such shares for the proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted or not vote such shares ("broker non-votes"). Abstentions will be counted as present for purposes of determining a quorum and will be counted as a vote cast at the Meeting. Broker non-votes will be counted as present for determining a quorum but will not be counted as a vote cast.

Costs of the Solicitation

      All expenses of this solicitation, including the cost of preparing, printing and mailing this Proxy Statement and accompanying materials to the Shareholders, will be borne by the Trust. In addition to the solicitation of proxies by mail, proxies may be solicited by officers and employees of the Trust and the Operating Partnership, personally or by telephone or telecopier.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

Financial and Other Information

      In June 2003, the Trust delivered to its Shareholders a copy of its 2002 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission ("SEC"). The Annual Report accompanied the proxy materials that were delivered to Shareholders in connection with the Trust's Annual Meeting of Shareholders originally scheduled for July 17, 2003. (The Trust's 2003 Annual Report on Form 10-KSB is due for filing by March 30, 2004.) As described above, a quorum for the meeting was not obtained and as a result no business could be transacted at that meeting. The Annual Report contains the financial statements of the Trust and other important information concerning the business and management of the Trust. The Trust recommends that Shareholders review the Annual Report in conjunction with this Proxy Statement. Shareholders may request another copy of the Annual Report by writing to the Trust at the address set forth above or may review the Annual Report online at the SEC's website on the World Wide Web at http://www.sec.gov.

      During 2002, the total operating expenses (defined for purposes of this Proxy Statement as total expenses paid or incurred by the Trust and the Operating Partnership, excluding: (a) the expenses of raising capital; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid; and (f) expenses and real estate commissions relating to the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property) stated as a percentage of average invested assets (defined for any period, as the average of the aggregate book value of the assets of each of the Trust and the Operating Partnership invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period) was approximately 11.33%. The total operating expenses (as defined above) of the Trust during 2002 were $4,300,469 compared to Income Before Other (Income) Expenses (defined as total revenues for the period, less the Real Estate and Administrative Expenses for the period other than additions to reserves for depreciation or bad debts, amortization of loan costs, or other similar non-cash reserves) of $311,591.

      The Independent Trustees have determined that the policies being followed by the Trust are in the best interests of its Shareholders based upon the Trust's objective of maximizing the amount of cash flow available for distribution to Shareholders and the amount of long-term appreciation of its assets and eliminating or minimizing potential conflicts of interests which may arise among the Trust, the Operating Partnership, any member of the Board of Trustees, or any principal Shareholder or unitholder or executive officer of the Trust or the Operating Partnership or any of their respective affiliates.

Public Information

      The Common Shares issued by the Trust are registered under the Securities Act of 1933, as amended. Although the Trust is not required to register such Common Shares under the Securities Exchange Act of 1934, as amended, the Trust is required to file certain periodic reports and other information with the SEC. This material is of public record and can be inspected at public reference facilities maintained by the SEC in Washington, D.C. and certain of its regional offices. Copies of such materials can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of this material may also be accessed electronically by means of the SEC's site on the World Wide Web at http://www.sec.gov.

--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------

      The Board of Trustees of the Trust knows of no business other than the matters specified above which will be presented at the Meeting. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the person named as attorney-in-fact in the proxy to vote the proxy in accordance with his judgment on such matters.

                                              By Order of the Board of Trustees
                                              of Baron Capital Trust:


                                              /s/ James H. Bownas
                                              --------------------------------
                                                  James H. Bownas
                                                  Independent Trustee

                                              /s/ Peter M. Dickson
                                              --------------------------------
                                                  Peter M. Dickson
                                                  Independent Trustee

                                              /s/ Jerome S. Rydell
                                              --------------------------------
                                                  Jerome S. Rydell
                                                  Trustee

Lakeland, Florida
February 5, 2004

PROXY                                                                      PROXY

                              BARON CAPITAL TRUST
                           3570 U.S. HIGHWAY 98 NORTH
                             LAKELAND, FLORIDA 33809
                (863) 853-2882 (Telephone) / (352) 688-2552 (Fax)

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

      THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Baron Capital Trust, a Delaware business trust (the "Trust"), for use at the Special Meeting of Shareholders of the Trust, which meeting will be held on Wednesday, February 25, 2004 at 10:00 a.m., at the offices of the Trust located at 3570 U.S. Highway 98 North, Lakeland, Florida 33809 (the "Meeting").

      The undersigned shareholder of the Trust, revoking any and all previous proxies heretofore given for Common Shares of beneficial interest in the Trust held by the undersigned ("Shares"), does hereby appoint J. Stephen Miller, with full power of substitution, to be the attorney and proxy of the undersigned (the "Proxy"), to attend the Meeting, and to represent and direct the voting interest represented by the undersigned as of the record date for the Proposal specified below.

                                                        FOR          WITHHELD
       The election as a member of the
       Board of Trustees of the nominees
       listed below:                                    |_|             |_|

       James S. Duberstein
       Robert S. Hobbs
       Jerome S. Rydell

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

--------------------------------------------------------------------------------

      To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. You may also fax the completed, dated and signed proxy to the Trust at the fax number set forth above. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF BARON CAPITAL TRUST, WHICH RECOMMENDS A VOTE FOR THE PROPOSAL. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSAL.

                                         Dated ___________________________, 2004


                                         _______________________________________
                                         Signature of Shareholder


                                         _______________________________________
                                         Signature of Shareholder
                                         (if jointly owned)

                                         This proxy may be revoked by the
                                         shareholder(s) at any time prior to the
                                         Special Meeting.

NOTE: Please sign exactly as your name appears hereon. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.